EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

FIRST QUARTER 2010 RESULTS

(Fort Smith, Arkansas, April 23, 2010) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a first quarter 2010 net loss of $21.4 million, or $0.85 per share, compared to a net loss of $18.2 million, or $0.73 per share in the first quarter of 2009.

“Despite some signs of improvement in our nation’s economy resulting in the stabilization of our business, Arkansas Best’s first quarter results illustrate the ongoing effects of low freight levels combined with a weak pricing environment.  We have continued our focus on long-term profitable growth and the customer-service-level commitments it takes to accomplish this objective,” said Judy R. McReynolds, Arkansas Best President and Chief Executive Officer.  “We are encouraged by the first quarter increases in ABF’s tonnage versus very low totals last year.  However, in order for ABF’s operating results to improve in a meaningful way, we need further increases in freight demand, strong improvements in pricing and the positive financial impact of wage concessions.”

Arkansas Best Corporation

First Quarter 2010

•                  Revenue of $359.9 million, a per day increase of 5.1% from prior year quarter of $339.7 million

•                  Net loss of $0.85 per share compared to a net loss of $0.73 per share in the prior year quarter

ABF Freight System, Inc.®

First Quarter 2010

•                  Revenue of $333.0 million compared to $323.1 million in first quarter 2009, a per-day increase of 2.2%

•                  Tonnage per day increase of 3.3% versus first quarter 2009

•                  Total billed revenue per hundredweight of $23.61 compared to $23.85 in first quarter 2009, a decrease of 1.0% despite a year-over-year increase in fuel surcharge levels

•                  Operating loss of $35.7 million compared to an operating loss of $26.8 million in first quarter 2009

•                  Operating ratio of 110.7% compared to 108.3% in first quarter 2009

“ABF continues to offer efficient and targeted solutions that address the specific needs of our customers,” said Ms. McReynolds.  “We have successfully laid the groundwork to strengthen our share in both the long-haul and regional LTL markets and we are well-positioned to leverage the superiority of our operational, sales and technology platforms in order to benefit our customers.”

IBT Agreement and Legislative Initiatives

“Earlier this week, details were released regarding a tentative agreement, between ABF and the leadership of the Teamsters union, that includes 15% wage concessions and an ‘Earnings Plus’ plan that pays our union and nonunion employees when ABF’s operating ratio reaches certain profitable levels. We are pleased about this tentative agreement which has the overwhelming endorsement of the Teamster leadership.  It offers ABF the opportunity to adjust its cost structure to be more comparable with the LTL marketplace,” said Ms. McReynolds.  “We encourage all ABF union employees to vote in favor of this much-needed wage concession and the ‘Earnings Plus’ plan.”

“Also, in late March, legislation was introduced in the U.S. Senate that addresses the payment of multiemployer pension fund benefits to retirees whose companies have gone out of business and no longer make contributions to the multiemployer pension funds.  This Senate bill is similar to a bill that was introduced in the U.S. House late last year,” said Ms. McReynolds.  “We fully support a legislative solution that addresses the current, inequitable situation in which some of ABF’s pension contributions are, in effect, used by the multiemployer funds to pay the benefits of persons who never worked for our company.  Enactment of this legislation would be an important step toward ensuring that all of our pension payments go toward our goal of fulfilling our obligations to ABF employees and retirees who have served us so well over the years.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2010 first quarter results.  The call will be today, Friday, April 23, at 11:00 a.m. ET (10:00 a.m. CT).  Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers).  Following the call, a recorded playback will be available through the end of the day on May 23, 2010.  To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers).  The conference call ID for the playback is 65904184.  The conference call and playback can also be accessed, through May 23, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America.  More information is available at arkbest.com and abf.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this press release that are not based on historical facts are “forward-looking statements.”  Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.  Such statements are by their nature subject to uncertainties and risk including, but not limited to, recessionary economic conditions; competitive initiatives, pricing pressures and effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; future climate change legislation; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2010	2009
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$359,889	$339,677

OPERATING EXPENSES AND COSTS	395,155	368,278

OPERATING LOSS	(35,266)	(28,601)

OTHER INCOME (EXPENSE)
Interest and dividend income	334	930
Interest expense and other related financing costs	(565)	(341)
Other, net	668	(1,082)
	437	(493)

LOSS BEFORE INCOME TAXES	(34,829)	(29,094)

FEDERAL AND STATE INCOME TAXES
Current benefit	(8,490)	(19,408)
Deferred (benefit) provision	(4,968)	8,471
	(13,458)	(10,937)

NET LOSS	$(21,371)	$(18,157)

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	20	—

NET LOSS ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(21,391)	$(18,157)

LOSS PER SHARE
Basic	$(0.85)	$(0.73)
Diluted	(0.85)	(0.73)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,088,473	25,038,626
Diluted	25,088,473	25,038,626

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.03	$0.15

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2010	2009
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$49,246	$39,332
Short-term investment securities	73,812	93,861
Restricted cash equivalents and short-term investments	50,727	50,857
Accounts receivable, less allowances (2010 – $3,542; 2009 – $3,470)	116,316	115,459
Other accounts receivable, less allowances (2010 – $1,250; 2009 – $1,149)	6,736	6,749
Prepaid expenses	11,975	10,390
Deferred income taxes	39,233	39,035
Prepaid and refundable income taxes	30,197	24,726
Other	4,450	4,333
TOTAL CURRENT ASSETS	382,692	384,742

PROPERTY, PLANT AND EQUIPMENT
Land and structures	240,287	240,185
Revenue equipment	507,750	514,481
Service, office and other equipment	159,121	157,885
Leasehold improvements	21,981	21,839
	929,139	934,390
Less allowances for depreciation and amortization	514,831	505,538
	414,308	428,852

OTHER ASSETS	55,278	55,952

	$852,278	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS — continued

	March 31	December 31
	2010	2009
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$9,237	$21,941
Accounts payable	58,536	59,386
Income taxes payable	65	826
Accrued expenses	158,901	150,799
Current portion of long-term debt	6,377	3,603
TOTAL CURRENT LIABILITIES	233,116	236,555

LONG-TERM DEBT, less current portion	20,599	13,373

PENSION AND POSTRETIREMENT LIABILITIES	69,554	67,445

OTHER LIABILITIES	20,402	20,254

DEFERRED INCOME TAXES	27,040	31,023

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2010: 26,780,543 shares; 2009: 26,749,265 shares	268	267
Additional paid-in capital	276,224	274,663
Retained earnings	305,780	327,948
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(42,935)	(44,212)
TOTAL STOCKHOLDERS’ EQUITY	481,567	500,896

	$852,278	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2010	2009
	(Unaudited)
	($ thousands)

OPERATING ACTIVITIES
Net loss	$(21,371)	$(18,157)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,479	19,333
Other amortization	67	73
Share-based compensation expense	1,315	1,123
Provision for losses on accounts receivable	242	1,008
Deferred income tax (benefit) provision	(4,968)	8,471
Gain on sales of assets	(298)	(717)
Excess tax benefits from share-based compensation	(83)	—
Changes in operating assets and liabilities:
Receivables	(1,065)	(583)
Prepaid expenses	(1,573)	(1,962)
Other assets	(143)	2,895
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	3,723	(30,311)
NET CASH USED BY OPERATING ACTIVITIES	(5,675)	(18,827)

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases	(2,092)	(1,968)
Proceeds from asset sales	1,809	2,086
Purchases of short-term investment securities	(22,177)	(44,277)
Proceeds from sales of short-term investment securities	42,226	31,595
Capitalization of internally developed software and other	(1,170)	(1,243)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	18,596	(13,807)

FINANCING ACTIVITIES
Payments on long-term debt	(1,429)	(39)
Proceeds from issuance of long-term debt	11,416	—
Net change in bank overdraft	(12,704)	(6,513)
Change in restricted cash equivalents and short-term investments	130	—
Payment of common stock dividends	(777)	(3,847)
Excess tax benefits from share-based compensation	83	—
Proceeds from the exercise of stock options and other	274	154
NET CASH USED BY FINANCING ACTIVITIES	(3,007)	(10,245)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,914	(42,879)
Cash and cash equivalents at beginning of period	39,332	100,880
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$49,246	$58,001

(1) Includes $15.5 million of contributions to the Company’s nonunion pension plan for the three months ended March 31, 2009.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS

	Three Months Ended
	March 31
	2010		2009
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$333,025		$323,113
Other revenues and eliminations	26,864		16,564
Total consolidated operating revenues	$359,889		$339,677

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$236,440	71.0%	$233,497	72.3%
Fuel, supplies and expenses	60,911	18.3	50,528	15.6
Operating taxes and licenses	10,491	3.2	10,514	3.3
Insurance	4,182	1.3	3,503	1.1
Communications and utilities	3,866	1.2	3,971	1.2
Depreciation and amortization	17,798	5.3	18,610	5.8
Rents and purchased transportation	34,093	10.2	27,886	8.6
Gain on sale of property and equipment	(298)	(0.1)	(717)	(0.2)
Other	1,224	0.3	2,164	0.6
	368,707	110.7%	349,956	108.3%

Other expenses and eliminations	26,448		18,322

Total consolidated operating expenses and costs	$395,155		$368,278

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(35,682)		$(26,843)
Other income (loss) and eliminations	416		(1,758)
Total consolidated operating loss	$(35,266)		$(28,601)

(1)          Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended March 31
	2010	2009	% Change
	(Unaudited)

Workdays	63.0	62.5

Billed Revenue(1) / CWT	$23.61	$23.85	(1.0)%

Billed Revenue(1) / Shipment	$322.57	$304.14	6.1%

Shipments	1,034,854	1,064,325	(2.8)%

Shipments / Day	16,426	17,029	(3.5)%

Tonnage (tons)	706,999	678,697	4.2%

Tons / Day	11,222	10,859	3.3%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications
Telephone: (479) 785-6200

END OF RELEASE